    As filed with the Securities and Exchange Commission on February 7, 1994
                                                       Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             --------------------
                       GREEN TREE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)
                             --------------------

             Minnesota                                  41-1263905
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             --------------------
                              Drew  S. Backstrand
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
             Charles F. Sawyer                 Jeffrey J. Murphy
              Dorsey & Whitney              Thacher, Proffitt & Wood
            220 South Sixth Street           Two World Trade Center
          Minneapolis, Minnesota 55402      New York, New York 10048
                             --------------------
     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                            Proposed              Proposed
                                       Amount                maximum               maximum               Amount of
  Title of each class of                to be            offering price           aggregate            registration
securities to be registered         Registered             per unit(1)          offering price              fee
- -----------------------------------------------------------------------------------------------------------------------
Securitized Net Interest
 Margin Certificates.......          $1,000,000                100%                $1,000,000              $344.83
Limited Guaranty of Green
 Tree Financial Corporation.             (2)                    (2)                    (2)                    (2)
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).

(2) No additional consideration will be paid for the Limited Guaranty; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).



  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     SUBJECT TO COMPLETION FEBRUARY 7, 1994

*******************************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
* SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
* BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR *
* THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE    *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
* OF ANY SUCH STATE.                                                          *
*******************************************************************************

PROSPECTUS
                         $_______________ (Approximate)

                        GREEN TREE FINANCIAL CORPORATION
                              SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                       HOME IMPROVEMENT LOAN TRUST 1994-A
                           _____ % PASS-THROUGH RATE
        (Principal and interest payable on the 15th day of each month beginning __________, 1994)

     The Certificates for Home Improvement Loans offered hereby (the "Certificates") are issued by Home Improvement Loan Trust 1994-A (the "Trust") and evidence fractional undivided interests in the Trust. The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and Servicing Agreement, dated as of __________, 1994 (the "Agreement"), between the Company and First Trust National Association, as Trustee (the "Trustee"). The Trust property consists of a pool of home improvement retail installment sales contracts and promissory notes (the "Contracts") including all rights to receive payments due on such Contracts on and after February 1, 1994 (the "Cutoff Date") and liens on certain of the related real estate, amounts held for the Trust in the Collection Account, as described in "Structure of the Transaction," and the right to demand payments from the Cash Collateral Account. Approximately ___ percent of the Contracts by principal balance (as of the Cutoff Date) are insured by the Federal Housing Administration ("FHA") to the
extent described in "Description of FHA Insurance."   Approximately __% of the
Contracts by principal balance (as of the Cutoff Date) are not secured by any mortgage or other lien on the related improved real estate. The Trustee will make payments out of a cash collateral account (the "Cash Collateral Account") to cover certain delinquencies and certain losses due to defaults on the Contracts. The amount of the Cash Collateral Account initially equals $_____. See "Description of the Cash Collateral Account."

     Principal and interest with respect to the Certificates are payable on the fifteenth day of each month or, if such fifteenth day is not a business day, the first business day thereafter, beginning _____ 15, 1994. The Initial Principal Amount of the Certificates represents the aggregate of the principal payments due on the Contracts on and after the Cutoff Date. The Company will act as servicer of the Contracts and will have certain other limited obligations with respect thereto. The final scheduled payment date of the Certificates is in _______. See "Description of the Certificates."

     There is currently no secondary market for the Certificates offered hereby and there is no assurance that any such market will develop. Merrill Lynch, Pierce, Fenner & Smith Incorporated expects, but is not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or, if it does develop, that it will continue.

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "SPECIAL CONSIDERATIONS" HEREIN.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS
            IN OR OBLIGATIONS OF THE COMPANY, EXCEPT TO THE LIMITED
          EXTENT DESCRIBED HEREIN.  THE CERTIFICATES DO NOT REPRESENT
           OBLIGATIONS OF, AND WILL NOT BE INSURED OR GUARANTEED BY,
                    FHA OR ANY OTHER GOVERNMENTAL AGENCY OR
                 INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

                             --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================
                                                 Underwriting      Proceeds to
                            Price to Public        Discount         Company(1)
- ------------------------------------------------------------------------------
Per Certificate...........
- ------------------------------------------------------------------------------
Total.....................
==============================================================================

(1) Before deducting expenses, estimated to be $__________.

                             --------------------

     The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made by book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about _________, 1994.

                             --------------------
                              MERRILL LYNCH & CO.
                             --------------------

                The date of this Prospectus is           , 1994

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Until __________, 1994, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

     The Company will cause to be provided to the holders of the Certificates (which so long as the Certificates are held in book--entry form will be DTC) certain monthly and annual reports concerning such Certificates and the Trust as further described in this Prospectus under "Description of the Certificates-Reports to Certificateholders."

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock and associated rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 115 Sansome Street, San Francisco, California.

      The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

          (a)  Annual Report on Form 10-K for the year ended December 31, 1992;

          (b) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1993; and

          (c)  Current Report on Form 8-K dated April 26, 1993.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Drew S. Backstrand, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus.

Title of Securities........  Certificates for Home Improvement Loans.

Issuer.....................  Home Improvement Loan Trust 1994-A, created by the
                             Company pursuant to the Agreement.

Initial Principal Amount...  $____________, representing the aggregate principal payments due on the Contracts on and after the Cutoff Date.

Trustee....................  First Trust National Association, St. Paul,
                             Minnesota.

Seller and Servicer........  Green Tree Financial Corporation.

Securities Offered.........  Each Certificate represents a fractional undivided interest in the Trust. The Trust property consists of the pool of the Contracts and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including rights under applicable FHA insurance only with respect to the FHA-insured Contracts, liens on the related real estate in the case of Secured Contracts, amounts held for the Trust in the Collection Account, and the right to receive payments from the Cash Collateral Account.

                             The Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book--entries on the records of DTC and participating members thereof. Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Description of the Certificates-Registration of the Certificates."

Payment Date...............  The fifteenth day of each month or, if such day is not a business day, the next succeeding business day, commencing ______ 15, 1994.

Pass-Through Rate..........  ____% per annum.

Monthly Interest...........  Distributable monthly on each Payment Date from funds available in the Collection Account, including any funds withdrawn from the Cash Collateral Account, in an amount equal to 30 days' interest accrued at the Pass- Through Rate on the Principal Balance immediately prior to such Payment Date. See "Yield and Prepayment Considerations."

Monthly Principal..........  Distributable monthly on each Payment Date, subject to the limit of available funds in the Collection Account, including any funds withdrawn from the Cash Collateral Account, in an amount equal to the sum of (a) the amount of regular principal payments on Contracts paid or applied during the prior calendar month (a "Due Period");
                             (b) the amount of full Principal Prepayments received and partial Principal Prepayments applied during the prior Due Period; (c) the principal portion of all payments that were Delinquent Payments as of the end of the prior Due Period; (d) the unpaid principal balance of all Contracts that became Liquidated Contracts during the prior Due Period; (e) the principal portion of the Repurchase Price paid by the Company to repurchase Contracts for breach of representations and warranties during the prior Due Period, as described in this Summary under "Repurchases by the Company"; (f) the amount of any reduction in the principal amount deemed owed on any Contract as a result of the Obligor's bankruptcy; and (g) any principal amount specified in clauses (a) through (f) that was not previously distributed because of an insufficient amount of funds available in the Collection Account. See "Yield and Prepayment Considerations."

The Contracts..............  ____ conventional and _____ FHA-insured home improvement installment sales agreements and promissory notes, including any and all rights to receive payments due thereunder on and after the Cutoff Date. The obligations of the Obligor under each Contract are either secured by the related real estate (each a "Secured Contract") or are unsecured (each an "Unsecured Contract"). By principal balance as of the Cutoff Date, approximately ________% of the Contracts (which include all of the FHA--insured Contracts) are Secured Contracts and approximately ____% of the Contracts are Unsecured Contracts. The Contracts arise from loans relating to the improvement of real estate located in __ states and the District of Columbia. The contractual percentage rate of interest on the Contracts as of the Cutoff Date ranges from ___% to ___% with a weighted average of ____%. The Contracts had a weighted average term to scheduled maturity, as of origination, of ___ months, and a weighted average term to scheduled maturity, as of the Cutoff Date, of ___ months.
                             The final scheduled payment date on the Contract with the latest maturity is in _____. See "The Contracts."

FHA Insurance..............  Approximately __% of the Contracts, by principal balance as of the Cutoff Date, are insured by FHA against Obligor defaults pursuant to Title I of the National Housing Act ("FHA Insurance"). Following a default on an FHA-insured Contract, if a claim is submitted to FHA, FHA will (subject to certain conditions, including a limitation on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA Insurance by the Company) pay 90% of the sum of (i) the unpaid principal, (ii) up to nine months' unpaid interest on the Contract (computed at 7% per annum) and (iii) certain liquidation expenses. See "Description of FHA Insurance."

Advances...................  The Company, as Servicer, is obligated to make
                             Advances each month of any scheduled payments on the Contracts that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of Advances from payments on the Contracts and from the Cash Collateral Account. The Servicer will be obligated to make an Advance only to the extent that it expects to recoup such Advance from collections on such Contract. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to certain conditions) to make such Advance. See "Description of the Certificates-Advances."

Cash Collateral Account....  The Trust will have the benefit of the right to demand payments under certain circumstances described below, under a cash collateral guaranty (the "Cash Collateral Guaranty") issued pursuant to the cash collateral trust agreement described below. The Cash Collateral Guaranty will be secured by an account (the "Cash Collateral Account"), which will be held in the name of First Bank National Association, Minneapolis, Minnesota, as cash collateral trustee (the "Cash Collateral Trustee"). Pursuant to the cash collateral trust agreement (the "Cash Collateral Trust Agreement") among a financial institution (the "Cash Collateral Depositor") selected by the Company, the Cash Collateral Trustee and the Company, as Seller and Servicer, the Cash Collateral Account will be funded on the date of the issuance of the Certificates (the "Closing Date") in the amount of $__________ (the "Initial Cash Collateral Amount") from the proceeds of a loan to be made by the Cash Collateral Depositor. The Cash Collateral Guaranty will not be an obligation of the Cash Collateral Depositor (beyond the amount included in the Cash Collateral Account), the Cash Collateral Trustee or the Company, as Seller and Servicer, and will be secured solely with amounts, if any, on deposit in the Cash Collateral Account. The Cash Collateral Account and any amounts therein will not be property of the Trust, but will be held in accordance with the Cash Collateral Trust Agreement for the benefit of the Trustee and the Cash Collateral Depositor, as secured parties and as provided in the Cash Collateral Trust Agreement.

                             On each Payment Date, the amount available in the Cash Collateral Account (the "Available Cash Collateral Amount") will equal the lesser of (i) the amount on deposit in the Cash Collateral Account (exclusive of investment earnings) and (ii) the Requisite Amount.

                             If the Servicer's monthly report as of any Determination Date indicates that a Shortfall (the difference, if any, between (a) the sum of (i) the Collected Amount in the Collection Account, plus
                             (ii) any Advances required to be deposited in the

                             Collection Account by the Servicer, plus (iii) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company for breach of representations and warranties, and (b) the sum of
                             (i) the Monthly Interest and Monthly Principal to be paid to Certificateholders on the related Payment Date, (ii) the Monthly Servicing Fee to be paid to the Servicer, (iii) any amounts required to reimburse the Trustee for FHA Insurance premiums paid by the Trustee, and (iv) any amounts required to reimburse the Servicer or the Trustee for Uncollectible Advances) will occur on the related Payment Date, then the Trustee shall on the Business Day preceding such Payment Date withdraw from the Cash Collateral Account the amount of such Shortfall (or the Available Cash Collateral Amount, if less) and deposit such funds in the Collection Account.

Requisite Amount...........  The Requisite Amount of the Cash Collateral
                             Account on the initial Payment Date will be $__________. On each Payment Date thereafter, the Requisite Amount will equal __% of the Principal Balance as of the first day of the preceding Due Period, but in any event not less than $__________.

Repurchases by the Company.  The Company has agreed to repurchase any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days. See "Description of the Certificates-Conveyance of Contracts."

Repurchase Option..........  The Servicer will have the option to repurchase all of the outstanding Contracts on any Payment Date on which the Principal Balance is less than 10% of the Initial Principal Amount of the Certificates. See "Description of the Certificates-Repurchase Option."

Monthly Servicing Fee......  The Company will be entitled to monthly compensation for servicing the Contracts (the "Monthly Servicing Fee"), payable only after Monthly Interest and Monthly Principal have been paid to Certificateholders. See "Description of the Certificates-Servicing Compensation and Payment of Expenses," and "-Rights upon an Event of Termination."

Tax Status.................  In the opinion of counsel, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. Each Certificateholder will be treated for such purposes as the owner of an undivided interest in the Contracts. Accordingly, each such Certificateholder must report on its federal income tax return its share of the income from the Contracts and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, determined in accordance with such Certificateholder's tax accounting method. Certificateholders will not be treated as the owners of the Cash Collateral Account for federal income tax purposes. See "Certain Federal Income Tax Consequences."

ERISA Considerations.......  No transfer of a Certificate will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to the Internal Revenue Code of 1986, as amended (the "Code") unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Considerations."

Rating.....................  It is a condition precedent to the issuance of the
                             Certificates offered pursuant to this Prospectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

Legal Investment
Considerations.............  The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there are a substantial number of Contracts that are either unsecured or secured by junior liens on real estate. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

Glossary of Terms..........  Certain terms defined and used in this Prospectus are also defined in Article I of the Agreement, a copy of which is available upon request.

                             SPECIAL CONSIDERATIONS

     Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

1. Limitations on FHA Insurance. Approximately __ percent of the Contracts by principal balance as of the Cutoff Date are insured by FHA. The availability of FHA Insurance following a default on a Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing FHA Title I loans, such as the FHA--insured Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Contract, up to nine months' unpaid interest (computed at 7% per annum) and certain liquidation costs.

     The FHA Insurance available to the Trust is subject to the limit of a reserve amount equal to approximately $134,383,000 as of December 31, 1993.
Such reserve amount applies to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, which consisted of approximately $1,783,263,000 of manufactured housing contracts and approximately $237,800,000 of home improvement loans as of December 31, 1993. The Company's reserve amount will be reduced by the amount of all FHA Insurance claims paid and by an annual reduction in the reserve amount equal to ten percent of the reserve amount, and will be increased by an amount equal to ten percent of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. The reserve amount may also be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. Substantially all of the FHA Title I loans referred to above have been sold by the Company to investors, with recourse, primarily in the form of GNMA pass-through certificates, and the Company does not expect to repurchase such loans and resell them without recourse. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves. A default by the Company under its seller-servicer agreement with GNMA might result in a transfer of a substantial portion of the Company's reserves. In either such event, FHA Insurance would not be available to cover losses on FHA-insured Contracts.

     If an Event of Termination (as described under "Description of the Certificates-Events of Termination") occurs, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. Although the Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so. In addition, if the Company were to become insolvent, creditors of the

Company may claim that the rights to FHA Insurance relating to the FHA-insured Contracts were not effectively transferred by the Company to the Trustee. See "Description of FHA Insurance."

2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company except to the limited extent described herein. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriter or its affiliates, the Servicer or (except as otherwise specified in this Prospectus) by the Company.

3. Junior Mortgage Liens; Value of Mortgaged Property. Approximately __% of the Contracts by principal balance as of the Cutoff Date are Secured Contracts. A substantial number of the mortgages and deeds of trust securing Secured Contracts are second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts - Repurchase Obligations."

     A number of the Secured Contracts have loan-to-value ratios of 90 percent or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Secured Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, on the other. See "Green Tree Financial Corporation - Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional Contract such that the remaining balance of the conventional Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could effect the value of property securing an FHA-insured Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Contract and of all senior liens on the property.

4. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company has not recorded, and will not record, the assignment to the Trustee of the mortgage or deed of trust securing any Secured Contract. In some states, in the absence of such recordation the assignment to the Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

5. Unsecured Contracts. Approximately __% of the Contracts by principal balance as of the Cutoff Date are Unsecured Contracts. The obligations of the Obligor under each such Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the Trust, as the owner of such Contracts, is a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an Unsecured Contract, the obligations of the Obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. Based on the foregoing, an Obligor on an Unsecured Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Contract as if such obligations were secured by the related real estate.

6. Limited Experience with Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited underwriting and servicing experience, delinquency experience and loan loss and liquidation experience with respect to home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts" may not be indicative of the performance of the Contracts held by the Trust.

7. Limited Liquidity. The Certificates are subject to restrictions on transfer to employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code, as described under "ERISA Considerations." There is currently no market for the Certificates, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. The Certificates will not be listed on any securities exchange.

8. Bankruptcy Considerations. In the event of the Company's insolvency, if the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company rather than a sale, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. See "Description of the Certificates-Conveyance of Contracts."

     In the event of the Company's insolvency, if the Cash Collateral Account were somehow deemed to be property of the Company's bankruptcy estate, a bankruptcy trustee might attempt to reduce amounts retained or required to be deposited by the Trustee into the Cash Collateral Account if those amounts were determined by the bankruptcy trustee to exceed amounts reasonably necessary or adequate to cover Shortfalls which might become payable to Certificateholders out of the Cash Collateral Account.


                          STRUCTURE OF THE TRANSACTION

     On ________, 1994 (the "Closing Date"), the Company will establish the Trust pursuant to a Pooling and Servicing Agreement to be dated as of ________ 1, 1994 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

     The Certificates will represent fractional undivided interests in the Trust ("Fractional Interests"), the corpus of which consists of the Contracts, including all rights to receive payments due on such Contracts on and after February 1, 1994 (the "Cutoff Date"), all rights under FHA Insurance with respect to the FHA-insured Contracts, liens on the related real estate, amounts held for the Trust in the Collection Account (as defined below), and rights to payments from a cash collateral account (the "Cash Collateral Account") described in "Description of the Cash Collateral Account."

     Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (initially First Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Collection Account"), no later than one Business Day after receipt. Payments deposited in the Collection Account in respect of each Due Period will be applied on the fifteenth day of the next month (or if such day is not a business day, the next succeeding business day) (each a "Payment Date") to pay Monthly Interest and Monthly Principal (each as defined below under "Yield and Prepayment Considerations") to Certificateholders, to pay certain monthly fees to the Company as compensation for its servicing of the Contracts (the "Monthly Servicing Fee"), and to pay any remaining amounts in the Collection Account to the Cash Collateral Trustee for disposition in accordance with Cash Collateral Trust Agreement.

     The Company, as Servicer, will be obligated to advance any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of Advances from payments on the Contracts and the Cash Collateral Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent collections on the Contract or from liquidation proceeds thereof. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

     The Trust will have the benefit of the right to demand payments from the Cash Collateral Account. Subject to the limit of the amount available in the Cash Collateral Account, on the Business Day prior to any Payment Date in which a Shortfall (the difference (if any) between (a) the funds in the Collection Account available for distribution on such Payment Date (including any Advances) and (b) the sum of (i) Monthly Principal and Monthly Interest required to be paid to Certificateholders on such Payment Date, (ii) the Monthly Servicing Fee to be paid to the Servicer, (iii) any amounts required to reimburse the Trustee for FHA Insurance premiums paid by the Trustee, and (iv) any amounts required to reimburse the Servicer or the Trustee for Uncollectible Advances) occurs the Trustee shall withdraw the amount of such Shortfall (or the funds in the Cash Collateral Account, if less) from the Cash Collateral Account and deposit such amount in the Collection Account. On the Closing Date the Cash Collateral Depositor will deposit $_________ in cash in the Cash Collateral Account. On each Payment Date, the Cash Collateral Trustee will deposit any funds received by it from the Trustee in the Cash Collateral Account, unless the amount on deposit in the Cash Collateral Account equals the Requisite Amount (as defined below under "Description of the Cash Collateral Account").

     Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) the obligation to service the Contracts, (b) certain representations and warranties in the Agreement and (c) certain indemnities. The Company is obligated under the Agreement to repurchase at the Repurchase Price any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company's receipt of written notice from the Trustee, of breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in any Contract if such breach has not been cured prior to such date. Such repurchase obligation is not covered by the Cash Collateral Account. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

     The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement retail installment contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining such contracts until they are pooled and sold to other investors.

                                 THE CONTRACTS

     Each Contract is a home improvement retail installment sales contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Contract finances improvements to a single-family residential property, up to a four unit multiple-family residence, an owner-occupied condominium or town house or a manufactured home which qualifies as real estate under state law and is either secured by such real estate or is unsecured.

     The Company has represented and warranted in the Agreement that (a) each Contract is fully amortizing with a fixed contractual rate of interest and provides for level payments over the term of such loan, computed on the simple interest method, (b) each Contract has its last scheduled payment due no later than ______, (c) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Secured Contract is secured by a first, second, or third priority lien on the improved real estate. The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Contracts is appended to the Agreement.
See "Description of the Certificates." By principal balance as of the Cutoff Date, approximately ________% of the Contracts are Secured Contracts and approximately ____% of the Contracts are Unsecured Contracts. Approximately __ percent of the Contracts by principal balance as of the Cutoff Date are insured by FHA, to the extent described in "Description of FHA Insurance." All Contracts have a contractual rate of interest of at least ___% and not more than ____% and the weighted average contractual rate of interest of the Contracts as of the Cutoff Date is ____%. The Contracts have remaining maturities of at least __ months but not more than 240 months and original maturities of at least 24 months but not more than 240 months. The Contracts had a weighted average term to scheduled maturity, as of origination, of ___ months, and a weighted average term to scheduled maturity, as of the Cutoff Date, of ___ months. The average principal balance per Contract as of the Cutoff Date was $________ and the principal balances on the Contracts as of the Cutoff Date ranged from $________ to $________. The Contracts arise from loans relating to real property located in __ states and the District of Columbia. None of the Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

     The following table sets forth certain statistical information regarding the FHA-insured Contracts, the conventional Contracts and all Contracts in the Trust as of the Cutoff Date.

                       CERTAIN CONTRACT CHARACTERISTICS

                                                  CONVENTIONAL
                                 ----------------------------------------------
                                 FHA-INSURED   SECURED   UNSECURED   TOTAL POOL
                                 ----------------------------------------------
Principal Balance
Percentage of Principal Balance

Weighted Average Contract Rate
Range of Contract Rates

Weighted Average Remaining
Term to Scheduled Maturity
 (Months)
Range of Remaining Maturities
 (Months)
Weighted Average Original Term
 to Scheduled Maturity (Months)
Range of  Original Maturities
 (Months)

Average Principal Balance
Highest Principal Balance
Lowest Principal Balance

     Set forth below is a description of certain additional characteristics of the Contracts.

               GEOGRAPHICAL DISTRIBUTION OF IMPROVED REAL ESTATE

                                                                 % of Contract
                                                                    Pool by
               Number of    % of Contract   Aggregate Principal   Outstanding
               Contracts   Pool by Number         Balance          Principal
              as of Cut-   of Contracts as   Outstanding as of   Balance as of
               off Date    of Cut-off Date     Cut-off Date      Cut-off Date
              ----------  ----------------  -------------------  -------------
Alabama......
Alaska.......
Arizona......
Arkansas.....
California...
Colorado.....
Connecticut..
Delaware.....
District of
 Columbia....
Florida......
Geogia.......
Idaho........
Illinois.....
Indiana......
Iowa.........
Kansas.......
Kentucky.....
Louisiana....
Maine........
Maryland.....

Massachusetts..
Michigan.......
Minnesota......
Mississippi....
Missouri.......
Montana........
Nebraska.......
Nevada.........
New Hampshire..
New Jersey.....
New Mexico.....
New York.......
North Carolina.
North Dakota...
Ohio...........
Oklahoma.......
Oregon.........
Pennsylvania...
Rhode Island...
South Carolina.
South Dakota...
Tennessee......
Texas..........
Utah...........
Vermont........
Virginia.......
Washington.....
West Virginia..
Wisconsin......
Wyoming........

Total..........

                       YEARS OF ORIGINATION OF CONTRACTS

                                                       % of Contract Pool by
                                  Aggregate Principal  Outstanding Principal
  Year of    Number of Contracts  Balance Outstanding      Balance as of
Origination  as of Cut-off Date    as of Cut-off Date       Cut-off Date
- -----------  -------------------  -------------------  ---------------------
1989.......
1990.......
1991.......
1992.......
1993.......
1994.......

DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                     % of Contract Pool by
                                                Aggregate Principal  Outstanding Principal
   Original Contract       Number of Contracts  Balance Outstanding      Balance as of
Amount (in Dollars)(1)      as of Cut-off Date  as of Cut-off Date       Cut-off Date
- ----------------------     -------------------  -------------------  ---------------------
Less than $10,000........
$10,000 - $19,999.99.....
$20,000 - $29,999.99.....
$30,000 - $39,999.99.....
$40,000 - $49,999.99.....
$50,000 - $59,999.99.....
$60,000 - $69,999.99.....
$70,000 - $79,999.99.....
$80,000 - $89,999.99.....
$90,000 - $99,999.99.....
$100,000 - $109,999.99...
$110,000 - $119,999.99...
$120,000 - $125,000(1)...

     Total...............

__________
(1) The largest original contract amount may not exceed $125,000 under the Company's 75% loan-to-value program, unless a higher amount financed is approved by senior management.

                                 CONTRACT RATES

                                              Aggregate Principal      % of Contract Pool by
Range of Contracts by   Number of Contracts   Balance Outstanding      Outstanding Principal
    Contract Rate       as of Cut-off Date    as of Cut-off Date    Balance as of Cut-off Date
- ---------------------   -------------------   -------------------   --------------------------
7.00%-8.00%.........
8.01%-9.00%.........
9.01%-10.00%........
10.01%-11.00%.......
11.01%-12.00%.......
12.01%-13.00%.......
13.01%-14.00%.......
14.01%-15.00%.......
15.01%-16.00%.......

     Total..........

                          REMAINING MONTHS TO MATURITY

 Months Remaining to                        Aggregate Principal    % of Contract Pool by
 Scheduled Maturity    Number of Contracts  Balance Outstanding    Outstanding Principal
 As of Cut-off Date    as of Cut-off Date   as of Cut-off Date   Balance as of Cut-off Date
- ---------------------  -------------------  -------------------  --------------------------
Less than 31.........
31-60................
61-90................
91-120...............
121-150..............
151-180..............
181-210..............
211-240..............

     Total...........

DELINQUENCY, LOAN LOSS AND DEFAULT INFORMATION

     The following tables set forth the delinquency experience and loan default and loss experience for the past __ months of the portfolio of FHA-insured and conventional home improvement loans serviced by the Company.

                             DELINQUENCY EXPERIENCE

                                                       At December 31,
                                              --------------------------------
                                                 1993       1992        1991
                                              ---------  ----------  ----------
Number of Contracts
 Outstanding(1)
Period of Delinquency(2):
 30-59 Days
 60-89 Days
 90 Days or More
Total Home Improvement
 Contracts Delinquent
Delinquencies as a Percent of
   Contracts Outstanding

- ---------
(1)  Excludes defaulted contracts not yet liquidated.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

                        LOAN DEFAULT AND LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                     Twelve Months
                                                    Ended December 31,
                                           -----------------------------------
                                              1993         1992        1991
                                           ----------   ----------   ---------
Principal Balance of Contracts
 Serviced(1)
Contract Defaults(2)
Net Losses:
  Dollars(3)
  Percentage(4)

______________
(1)  As of period end.  Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. The calculation of net loss on FHA-insured Contracts includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

     The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or liquidation experience of the Contracts will be similar to that set forth above. Moreover, since the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured and unsecured conventional home improvement contracts in September 1992, it is likely that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. Because the Company began originating and purchasing conventional home improvement contracts in September 1992, the data presented in the foregoing tables do not reflect any significant experience with conventional home improvement contracts.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield on any Certificate will depend on the price paid by the Certificateholder, the effective interest rate of the Certificates and the average life of the Contracts.

     The "Initial Principal Amount" of the Certificates ($__________) equals the aggregate of principal payments due on the Contracts as of the Cutoff Date. The "Monthly Principal" distributable to Certificateholders on any Payment Date will be, subject to the limit of available funds in the Collection Account (including funds in the Cash Collateral Account) after taking into account the distribution of Monthly Interest, the sum of (a) the amount of regular principal payments on Contracts paid or applied in respect of the prior Due Period; (b) the amount of full Principal Prepayments received and partial Principal Prepayments applied during the prior Due Period; (c) the principal portion of all payments that were Delinquent Payments as of the end of the prior Due Period; (d) the unpaid principal balance of all Contracts that became Liquidated Contracts during the prior Due Period; (e) the principal portion of the Repurchase Price paid by the Company to repurchase Contracts for breach of representations and warranties, as described in this Summary under "Repurchases by the Company"; (f) the amount of any reduction in the principal amount deemed owed on a Contract as a result of the Obligor's bankruptcy; and (g) any principal amount specified in clauses (a) through (f) that was not previously distributed because of an insufficient amount of funds available in the Collection Account. The "Principal Balance" at any time means the Initial Principal Amount minus all prior payments of Monthly Principal.

     "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Contracts or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates-Repurchase Option") will reduce the average life of the Certificates.

     The amount of "Monthly Interest" passed through to Certificateholders on any Payment Date will be, subject to the limit of available funds in the Collection Account (including funds in the Cash Collateral Account), the product of the Pass-Through Rate and the Principal Balance immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

     The yield to Certificateholders will be below that otherwise produced by the Pass-Through Rate because, while Monthly Interest will accrue in respect of 30-day periods ending in each Due Period, the distribution of Monthly Interest will be made no earlier than the fifteenth day of the month (or the next business day thereafter) following the Due Period in which it accrues.

     The final scheduled payment date on the Contract with the latest maturity is in ________.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

     The Company is a Minnesota corporation which, as of December 31, 1993, had total assets of approximately $__________ and stockholders' equity of approximately $_________. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts. The Company is currently the largest servicer of government-insured manufactured housing contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. The Company began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. Currently, the Company also purchases, pools and services installment sales contracts for motorcycles and continues to service recreational vehicle installment sales contracts previously originated. It also finances certain recreational sports vehicles manufactured by Polaris Industries, L.P., Limited Partnership, and horse trailers produced by other manufacturers. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request.

CONTRACT ORIGINATION

     Through its centralized loan processing operations, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's business development managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

     All contracts that the Company originates are written on forms provided by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment and certain other procedures, including the percentage of the applicant's monthly payments on long term debts to gross monthly income, which may not exceed 45%.

     The original principal amount of a single-family FHA-insured home improvement contract currently may not exceed $25,000, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. The original principal amount of a conventional secured home improvement loan may not exceed $30,000 for the Company's secured 100% loan-to-value program; $30,000 for the Company's secured 90% loan-to-value program, $50,000 for the Company's secured 80% loan-to-value program and $125,000 for the Company's secured 75% loan-to-value program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional unsecured home improvement loan may not exceed $10,000. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or third lien for FHA-insured loans or up to a second lien for secured conventional loans) on the improved real estate. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance." If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of direct origination, the Company advances funds to the customer when the credit is approved and requires verification of completion of the work within six months.

     The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. Many of the conventional Contracts in the Trust are either secured 90% loan-to-value Contracts or secured 80% loan-to-value Contracts. The Company also has special secured programs of 75% and 100% loan-to-value Contracts for certain types of larger remodeling projects. The secured 90% loan-to-value program generally allows a maximum loan amount of up to $30,000, on an owner-occupied single family home, with a first or second lien on the real estate. The value of the home is determined by an appraisal as described below, with an additional 70% of the loan amount added to the appraisal to reflect the value of the improvement financed. For loan amounts under $20,000, a drive-by appraisal by a state certified and licensed appraiser is required. For loan amounts of $20,000 or more, a full Uniform Residential Appraisal

Report ("URAR") is required. Title insurance is required on all loan amounts of $20,000 or more. The total monthly long term debt to gross monthly income ratio of the borrowers may not exceed 45%.

     The secured 80% loan-to-value program is similar to the secured 90% program, with the following modifications. The maximum loan amount may be up to $50,000. The eligible homes also include owner-occupied multiple-family homes of up to four units. The loan-to-value ratio may not exceed 80% of the home's market value. Finally, the appraisal requirement is broadened for loans under $20,000 under this program to include a drive-by appraisal from a state certified and licensed appraiser, the current real estate tax assessment or a full URAR report within the last 12 months.

     The secured 75% loan-to-value program allows an amount financed of up to $50,000, and up to $125,000 upon senior management approval. Eligible property includes an owner-occupied single family home or up to a four unit owner-occupied multiple-family dwelling. The appraisal standards are the same as for the secured 90% loan-to-value program. This program is available to finance certain specified large remodeling projects like garages and room additions.

     The secured 100% loan-to-value program allows an amount financed of up to $50,000, and up to $125,000 upon senior management approval. Eligible property includes an owner-occupied single family home or up to a four unit multiple-family dwelling. Appraisal standards are the same as for the secured 75% loan-to-value program.

     The unsecured conventional program allows for an amount financed from $2,500 to $10,000. The allowable term of unsecured contracts is 24 to 120 months. Eligible property includes an owner-occupied single family home, up to a four unit multiple-family dwelling or owner-occupied condomiums and town houses.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

GENERAL

     The Certificates will be issued in fully registered, certificated form only and will represent fractional undivided interests in the Trust. The Certificates will be issued in denominations of $1,000 and any integral multiple thereof, except for one Certificate with a denomination representing the remainder of the Initial Principal Amount. The Certificates initially will be represented by one or more certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book--entries on the records of DTC and participating members thereof. See "Description of Certificates-Registration of the Certificates." The Trust consists of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Contracts, amounts held for the Trust in the Collection Account, amounts held for the Trust in the Cash Collateral Account and the Limited Guaranty of the Company.

     Distributions of Monthly Principal and Monthly Interest on the Certificates will be made by the Paying Agent on each Payment Date to persons in whose names the Certificates are registered as of the last Business Day of the calendar month immediately preceding such Payment Date. See

"Description of Certificates-Registration of the Certificates." The first Payment Date for the Certificates will be _______ 15, 1994. Payments of Monthly Principal and Monthly Interest will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder may request payment by wire transfer). Final payments of Monthly Principal and Monthly Interest will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

     On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cutoff Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Interest Rate on each Contract and the maturity date of each Contract. Such list is available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee.
Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy.

     The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. A Uniform Commercial Code financing statement will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

     Dorsey & Whitney, counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

     The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) as of the Cutoff Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly;
(g) no Contract was originated in
or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law;
(i) no Contract has been satisfied, subordinated in whole or in part or rescinded; (j) each Secured Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cutoff Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Secured Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines. The Company will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cutoff Date equals the Initial Principal Amount of the Certificates, and each Contract has a contractual rate of interest of at least ____%; (ii) no Contract has a remaining maturity of more than 240 months; (iii) no more than 5% of the Contracts by principal balance as of the Cutoff Date were secured by properties located in an area with the same zip code; and (iv) no adverse selection procedures were employed in selecting the Contracts from the Company's portfolio.

     Under the terms of the Agreement, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

     Pursuant to the Agreement, the Company will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

PAYMENTS ON CONTRACTS; DISTRIBUTIONS ON CERTIFICATES

     The Company, on behalf of the Trust, will establish and maintain the Collection Account at a depository institution (initially First Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term debt (or, in the case of the principal bank in a bank holding company system, the short-term debt of such bank or the bank holding company) has a rating of A-1 or higher from Standard & Poor's, and which is subject to examination by federal or state authorities (an "Eligible Institution"). The Company may authorize the Trustee to invest the funds in the Collection Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; corporate securities assigned the highest rating by Standard & Poor's not in excess of 10% of amounts in the Collection Account at the time of such investment or pledge as security; and commercial paper assigned a rating of at least A-1 by Standard & Poor's. Any losses on such investments will be deducted from other investment earnings or from other funds in the Collection Account.

     All receipts by the Company of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Collection Account no later than one business day following receipt thereof, except amounts received as extension fees not allocated to regular installments due on Contracts, which are retained by the Company as part of its servicing fees and are not paid into the Collection Account. See "Description of the Certificates-Servicing Compensation and Payment of Expenses." In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates-Advances," amounts withdrawn by the Trustee out of the Cash Collateral Account as described under "Description of the Cash Collateral Account," and amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement as described under "Description of the Certificates-Conveyance of Contracts," shall be paid into the Collection Account.

     On the seventh Business Day of each month (the "Determination Date"), the Company will determine the amount of funds in the Collection Account (other than amounts attributable to Advance Payments and regular payments received subsequent to the end of the immediately preceding Due Period) (the "Collected Amount") and the amount of funds necessary to make all payments to be made on the next Payment Date from the Collection Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Collection Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date as a result of a breach of representations and warranties.

     On each Payment Date the Trustee will withdraw such funds from the Collection Account as are necessary to make the following payments, in the following order of priority:

     (a)  to pay Monthly Interest;

     (b)  to pay Monthly Principal;

     (c)  to pay the Monthly Servicing Fee to the Servicer;

     (d) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums not paid by the Company and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

     (e) to reimburse the Servicer or the Trustee, as applicable, for Uncollectible Advances and prior Advances that have been recovered;

     (f) to pay the remainder, if any, of the Available Funds to Green Tree Finance Corp.-Two ("GTFC"), as the holder of the subordinated interest in the Trust; provided, however, that GTFC has directed that any payments that would be received by it shall be paid to the Cash Collateral Trustee for disposition in accordance with the Cash Collateral Trust Agreement.

ADVANCES

     To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Company, as Servicer, will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such

Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Collection Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds) of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments or foreclosure resale proceeds) of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from the Cash Collateral Account.

     If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

     The Company will include with each distribution to a Certificateholder a statement as of such Payment Date setting forth:

     (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, Principal Prepayments on the Contracts, and other payments with respect to the Contracts;

     (b)  the amount of such distribution which constitutes Monthly Interest;

     (c) the remaining Principal Balance represented by such Certificateholder's interest;

     (d)  the Company's FHA Insurance reserve amount;

     (e) the Cumulative Delinquency Amount, the Required Cash Collateral Account Amount, the amount deposited in the Cash Collateral Account (if any) and the amount of funds in the Cash Collateral Account;

     (f)  the amount of fees payable out of the Trust;

     (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

     (h) the number and aggregate principal balance of Contracts delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

     (i) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

     (j) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

     (k) such other customary factual information available to the Company without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

     The Agreement provides that on any Payment Date on which the Principal Balance is less than 10% of the Initial Principal Amount of the Certificates, the Servicer will have the option to repurchase, on 20 days' prior written notice to the Trustee, all outstanding Contracts at a price equal to the principal balance of the Contracts on the prior Payment Date plus accrued interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties. Such price will be paid on the Payment Date to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts to the Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Company will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Company exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Company. The Company will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and all junior lien secured contracts with amounts financed of over $20,000.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Company will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of .75% and the remaining Principal Balance.

     The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Company for the Trust, for additional administrative services performed by the Company on behalf of the Trust and for expenses paid by the Company on behalf of the Trust.

     Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Company on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following each Determination Date, setting forth the following information as adjusted to reflect payments and distributions to be made on the immediately following Payment Date:

(a) the amount of Monthly Principal paid on such Payment Date; (b) the amount of Monthly Interest paid on such Payment Date; (c) the remaining Principal Balance;
(d) the Collected Amount for the prior Due Period; (e) the amount of the Monthly Servicing Fee paid on such Payment Date; (f) the Pool Factor before and after such Payment Date; (g) the number and aggregate principal balance of Contracts delinquent (i) 31-59, (ii) 60-89 and (iii) 90 or more days; (h) the number of Contracts which became Liquidated Contracts during the Due Period ending immediately before such Payment Date, and the Net Liquidation Losses on all such Liquidated Contracts; (i) the Company's FHA Insurance reserve amount, and (j) the Cumulative Delinquency Amount, the Required Cash Collateral Account Amount, the amount (if any) to be deposited in the Cash Collateral Account and the amount of funds in the Cash Collateral Account. Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Company certifying the accuracy of such report and stating that the Company has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 1994, the Company will deliver to the Trustee a report of KPMG Peat Marwick, or another nationally recognized accounting firm, stating that such firm has examined the Company's servicing records with respect to home improvement contracts serviced by the Company and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

     The Agreement provides that the Company shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Company's existing data processing system without undue modification or expense.

     The Agreement provides that a Certificateholder holding Certificates evidencing at least 5% of the interests in the Trust will have the same rights of inspection as the Trustee and may upon written request receive copies of all reports provided to the Trustee.

TRANSFERABILITY

     The certificates are subject to certain restrictions on transfer to employee benefit plans, trusts or accounts subject to ERISA and described in
Section 4975 of the Code.  See "ERISA Considerations."

CERTAIN MATTERS RELATING TO THE COMPANY

     The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

     An Event of Termination under the Agreement will occur if (a) the Company fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Company fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Company conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Company, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Company commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Company fails to be an Eligible Servicer; or (g) the Company's seller-servicer contract with GNMA is terminated. The Company will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such Event.

RIGHTS UPON AN EVENT OF TERMINATION

     If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates evidencing 25% or more of the Trust may terminate all of the Company's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the Company or any obligation to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Company occurring prior to a transfer of the Company's servicing and related functions or for any breach by the Company of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Company shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Company in its capacity as servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company under the Agreement.

TERMINATION OF THE AGREEMENT

     The Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Principal Balance is reduced to zero; or (b) the Payment Date on which the Company repurchases the Contracts as described under "Description of the Certificates-Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

     The Agreement may be amended by agreement of the Trustee and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Company that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended by agreement of the Trustee and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, or to change the provisions of the Agreement relating to the Cash Collateral Account, provided that prior to any such amendment Standard & Poor's shall have confirmed that the rating of the Certificates will not be lowered or withdrawn following such amendment.

     The Agreement may also be amended from time to time by the Trustee and the Company with the consent of holders of Certificates evidencing 66 2/3% or more of the Trust, and holders of Certificates representing 66 2/3% of the Trust may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

     The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

     The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

     The Agreement also provides that the Company, in connection with its duties as servicer of the Contracts, will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Company as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Collection Account by the Company. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

     Under the Agreement the Company will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

     The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served.
On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company and the Certificateholders of any change thereof.

THE TRUSTEE

     First Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

     The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Certificateholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificateholders will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as Certificateholders as that term is used in the Trust Agreement. Certificateholders are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificateholders have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the Rules provide a mechanism by which Certificateholders will receive distributions and will be able to transfer their interests.

     Certificates will be issued in registered form to Certificateholders, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or _______________ advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the _______________ or the Trustee is unable to locate a qualified successor or (ii) the _______________ at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificateholders, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised _______________ that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised _______________ that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificateholders to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificateholders, Certificateholders may experience delays in the receipt of such distributions.

                          DESCRIPTION OF FHA INSURANCE

     Approximately __% of the Contracts by principal balance as of the Cutoff Date are insured by FHA under Title I of the National Housing Act, which authorizes FHA to insure loans made for the alteration, repair or improvement of residential single-family and multiple-family real estate and manufactured homes which qualify as real estate under applicable state law, and loans for the purchase of a manufactured home.

     The insurance available to the Trust is subject to the limit of a reserve amount equal to ten percent of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be reduced by all FHA Insurance claims paid to the Company and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which will be increased by an amount equal to ten percent of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may also be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. The Company will pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the Contracts.

     As of December 31, 1993, the Company's FHA Insurance reserve amount was equal to approximately $134,383,000. These insurance reserves were available to cover losses on approximately $1,783,263,000 of FHA-insured manufactured housing contracts and approximately $237,800,000 of FHA-insured home improvement loans, including the FHA-insured Contracts owned by the Trust. If an Event of Termination (as defined under "Description of the Certificates-Events of Termination") occurs, the Trustee will notify FHA of the Company's termination as Servicer of the FHA-insured Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. Although the Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10 percent of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

     In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

     Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation-Contract Origination," the Company does not purchase a Contract until the customer verifies satisfactory completion of the work.

     Upon submission of a claim to FHA, the Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90 percent of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the

Contract rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7 percent per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien on the improved property to the United States.

     FHA's regulations provide that, in order for the FHA-insurance reserve amount allocable to the Contracts to remain in the Company's aggregate insurance reserve amount, the transfer of the Contracts to the Trust must be "with recourse." Accordingly, the Company will provide a Limited Guaranty to the Trust. Under the terms of the Limited Guaranty if the amount held in the Cash Collateral Account equals zero and the Monthly Report as of any Determination Date indicates a Shortfall, the Company is obligated, subject to the limit of the Guaranty Amount, to pay into the Collection Account not later than one Business Day after such Determination Date the lesser of such Shortfall or the Guaranty Amount. The Guaranty Amount prior to the first Payment Date will equal $_________. Thereafter, the Guaranty Amount on each subsequent Payment Date will equal the lesser of (i) $________ minus all Limited Guaranty payments made prior to such Payment Date or (ii) 1% of the principal balance of the FHA-insured Contracts as of such Payment Date.

                   DESCRIPTION OF THE CASH COLLATERAL ACCOUNT

     On the Closing Date, the Cash Collateral Guaranty will be issued pursuant to the Cash Collateral Trust Agreement among the Cash Collateral Depositor, the Cash Collateral Trustee and the Company, as Seller and Servicer. The Cash Collateral Guaranty will be secured by the Cash Collateral Account, which will be established pursuant to the Cash Collateral Trust Agreement, and the Cash Collateral Account will be funded on the Closing Date in the amount of $__________ (the "Initial Cash Collateral Amount") from the proceeds of a loan to be made by the Cash Collateral Depositor to the Cash Collateral Trust. The Cash Collateral Guaranty will be strictly an obligation to make payments from amounts deposited in the Cash Collateral Account in accordance with the terms of the Agreement and the Cash Collateral Trust Agreement, will be secured solely with the amounts on deposit in the Cash Collateral Account, if any, and will not be a personal obligation of the Cash Collateral Trustee. The Cash Collateral Guaranty will not be an obligation of the Cash Collateral Depositor beyond the Initial Cash Collateral Amount, the Cash Collateral Trustee or the Company, as Seller and Servicer. The Cash Collateral Account will be maintained with the Cash Collateral Trustee or its designee at an Eligible Institution (initially First Bank National Association, Minneapolis, Minnesota). Funds on deposit in the Cash Collateral Account will be invested in certain permitted investments. The Cash Collateral Account and any amount therein is not and will not under any circumstances be deemed to be property of the Trust, but will be held in accordance with the Cash Collateral Trust Agreement for the benefit of the Trustee and the Cash Collateral Depositor, as secured parties and as provided in the Cash Collateral Trust Agreement. Any amounts remaining in the Cash Collateral Trust upon its termination will be paid to GTFC.

     In the event of the Company's insolvency, if the Cash Collateral Account were somehow deemed to be property of the Company's bankruptcy estate, a bankruptcy trustee might attempt to reduce amounts retained or required to be deposited by the Trustee into the Cash Collateral Account if those amounts were determined by the bankruptcy trustee to exceed amounts reasonably necessary or adequate to cover Shortfalls which might become payable to Certificateholders out of the Cash Collateral Account.

     On each Payment Date on which the amount held in the Cash Collateral Account is less than the Requisite Amount (as defined below), the Cash Collateral Trustee will deposit all funds paid to it by the Trustee (as described above under "Payments on Contracts; Distributions on Certificates"), or the amount necessary to cause the amount on deposit in the Cash Collateral Account to equal the Requisite Amount, if less, in the Cash Collateral Account. On any Payment Date when the amount held in the

Cash Collateral Account equals or exceeds the Requisite Amount, any funds paid to the Cash Collateral Trustee by the Trustee, and any funds in the Cash Collateral Account in excess of the Requisite Amount, will be applied by the Trustee (i) first to repay the loan made to the Cash Collateral Trust by the Cash Collateral Depositor, and (ii) thereafter will be paid to GTFC, as the beneficial owner of the subordinated interest in the Trust.

     If the Servicer's monthly report as of any Determination Date indicates that a Shortfall (the difference, if any, between (a) the sum of (i) the Collected Amount in the Collection Account, plus (ii) any Advances required to be deposited in the Collection Account by the Servicer, plus (iii) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company for breach of representations and warranties, and (b) the sum of (i) the Monthly Interest and Monthly Principal to be paid to Certificateholders on the related Payment Date, (ii) the Monthly Servicing Fee to be paid to the Servicer, (iii) any amounts required to reimburse the Trustee for FHA Insurance premiums paid by the Trustee, and (iv) any amounts required to reimburse the Servicer or the Trustee for Uncollectible Advances) will occur on the related Payment Date, then the Trustee shall on the Business Day preceding such Payment Date withdraw from the Cash Collateral Account the amount of such Shortfall (or the funds in the Cash Collateral Account, if less) and deposit such funds in the Collection Account.

     The "Requisite Amount" on the initial Payment Date will be $__________ . On each Payment Date thereafter, the Required Cash Collateral Amount will equal __% of the Principal Balance as of the first day of the preceding Due Period, but in any event will not be less than $__________.

     Funds on deposit in the Cash Collateral Account will be invested in Eligible Investments. All income on such investments will be added to the Cash Collateral Account. Any losses on such investments will be deducted from other investment earnings or from other funds in the Cash Collateral Account. All such income or loss will be taxable to GTFC as owner of the Cash Collateral Trust for tax purposes.

     At any time after the first Payment Date on which the funds in the Cash Collateral Account equal or exceed the Requisite Amount, GTFC may obtain the release to the Cash Collateral Depositor or itself of all or a portion of the cash on deposit in the Cash Collateral Account, by delivering to the Cash Collateral Trustee (i) a Letter of Credit that satisfies the conditions set forth in the Cash Collateral Trust Agreement or (ii) any other form of credit enhancement that satisfies the conditions set forth in the Cash Collateral Trust Agreement. The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by GTFC. If the Cash Collateral Trustee receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank and its short-term debt is rated below P-1 by Moody's, the Collateral Agent shall immediately notify GTFC. On the 30th day following such notice (or the next Business Day thereafter, if such day is not a Business Day), the Cash Collateral Trustee shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in the Cash Collateral Account, unless prior to such date GTFC shall have delivered to the Collateral Agent a replacement or confirming Letter of Credit issued by a Qualified Bank.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS;
                             REPURCHASE OBLIGATIONS

     As a result of the Company's conveyance and assignment of the Contracts to the Trust, the Certificateholders, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). _____ of the Contracts evidence both the obligation of the Obligor to repay the loan evidenced thereby, and the grant of a lien on the improved property to secure repayment of such loan (the "Secured Contracts"). The remaining _____ Contracts evidence only the obigation of the Obligor to repay the loan evidenced thereby (the

"Unsecured Contracts"). With respect to the Secured Contracts, the borrower also executes a separate mortgage, deed of trust or security deed upon the real estate. Certain aspects of both features of the Contracts are more fully described below.

     The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of
FHA Insurance" with respect to the FHA-insured Contracts.   Because such legal
aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Secured Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

     The Secured Contracts are secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. A mortgage creates a lien upon the real property described in the mortgage or deed of trust. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that is has only two parties; a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     A substantial number of the mortgages and deeds of trust securing the Secured Contracts are second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the

Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

     The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by a senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust.

FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note, deed of trust, or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may further be unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy
Code). Therefore, the lender generally purchases the property from the trustee or referee for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

     The Secured Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Secured Contract. See "-Foreclosure" herein.

     Furthermore, the terms of the junior mortgage, deed of trust, or security deed are subordinate to the terms of the first mortgage, deed of trust, or security deed. In the event of a conflict between the terms of the first mortgage, deed of trust, or security deed and the junior mortgage, deed of trust, or security deed, the terms of the first mortgage, deed of trust, or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust or security deed.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

     The Internal Revenue Code of 1986, as amended, provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.
In some cases, this liability may affect assignees of the mortgage loans.

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor.

     The obligations of the Obligor under each Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the Trust, as the owner of each unsecured Contract, is a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an Unsecured Contract, the obligations of the Obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

     It is the Company's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

     All of the Contract documents contain due-on-sale clauses. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually thirty days, if the borrower sells, transfers or conveys the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), which, after a 3-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

     By virtue of the Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,
(ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

     The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

     Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company has represented and warranted in the Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender secured by residential property (such as the Trust). In the event that title to a property securing a Contract was acquired by the Trust and cleanup costs were incurred in respect of the mortgaged property, the holders of the Certificates might incur a loss if such costs were required to be paid by the Trust.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

     Under the Agreement, the Company will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Certificates-Conveyance of Contracts."

     In addition, the Company will also represent and warrant under the Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates-Conveyance of Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates, based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or possibly differing interpretations. The discussion below does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules or elections. Investors should consult their own tax advisors in determining the Federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

TAX STATUS OF THE TRUST

     Dorsey & Whitney, counsel to the Company, have advised the Company that, in their opinion, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Trust will be classified as a trust despite the fact that GTFC will be considered to retain an interest in a second class of beneficial interest in the Trust. While Treasury Regulations Section 301.7701-4(c) generally provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the Trust as a grantor trust because there will be no power under the Agreement to vary the investment of the Certificateholders, the purpose of the Trust will be to facilitate direct investment in the Contracts, and the existence of multiple classes of ownership interests in the Trust will be incidental to that purpose.

TAX TREATMENT OF CERTIFICATEHOLDERS

     Because the Trust will be classified as a grantor trust, each Certificateholder will be treated for federal income tax purposes as the owner of an undivided interest in the Contracts and other Trust property.
Accordingly, subject to the discussion below of certain limitations on deductions and the "stripped bond" rules of the Internal Revenue Code of 1986, as amended (the "Code"), each Certificateholder must report on its federal income tax return its pro rata share of the entire income from the Contracts and other Trust property, and may deduct its pro rata share of the fees paid by the Trust, at the same time as such items would be reported under the Certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.

     Section 67(a) of the Code limits the deductibility of expenses incurred for the production of income by individuals, estates and trusts under Section 212 of the Code. Such expenses will be deductible only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed two percent of adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($111,800 in 1994, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. These limitations will apply to deductions derived either directly or indirectly through certain pass-through entities (including grantor trusts such as the Trust) and may have the effect of limiting the extent to which Servicing Fees can be deducted by Certificateholders which are individuals, trusts or estates. To the extent that a Certificateholder is not permitted to deduct the portion of Servicing Fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. These provisions of the Code will not affect the deductibility of Servicing Fees allocable to a Certificate held by a corporation.

     A purchaser of a Certificate will be treated as purchasing an interest in each Contract in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Contracts in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Contract is greater than or less than the portion of the principal balance of the Contract allocable to the Certificate, that interest in the Contract will be deemed to have been acquired with premium or discount, respectively.

AMORTIZABLE PREMIUM

     With respect to premium, under the rules of Section 171 of the Code, a Certificateholder who holds a Certificate as a capital asset may elect to deduct any "amortizable bond premium" attributable to a taxable year. The amount of amortizable bond premium, if any, attributable to a taxable year will be computed under a constant yield method. Generally, a Certificateholder electing under Section 171 to deduct amortizable bond premium in respect of the Contracts must use the constant yield method in respect of all obligations to which the special rules of Section 171 may apply. Under the Code, amortizable bond premium in respect of a Contract will be treated as an offset to interest income in respect of such Contract and, accordingly, a Certificateholder's deduction for amortizable bond premium in respect of a Contract will be limited in each taxable year to the amount of interest income derived by that Certificateholder in respect of that Contract for that taxable year. Amortizable bond premium in respect of a Contract will not be treated as a separate item of interest deduction subject to the tax rules and limitations governing interest deductions. Absent such an election to deduct currently any premium, the premium will be deductible as a short-term or long-term capital loss only upon a disposition of the Certificate or payment of the underlying Contract (assuming the Certificate is a capital asset).

MARKET DISCOUNT

     In general, a Certificateholder will be considered as having acquired a Contract at a market discount if, at the time the Certificate is acquired, the unpaid principal balance on such Contract exceeds the portion of the price paid for the Certificate by such Certificateholder that is allocated to that Contract. However, market discount with respect to a Contract will be considered zero if it amounts to less than 0.25% of the Contract's stated redemption price at maturity times the number of years to maturity (computed on a weighted average basis). Certificateholders will be required (i) to include accrued market discount as ordinary income upon receipt of principal payments on the Contracts or upon the sale, exchange or redemption of the Certificates and to defer a portion of the interest deductions for any period attributable to any indebtedness incurred or continued to purchase or carry the Certificates until the time such market discount is includable as income, to the extent such interest deductions exceed the amount of interest (including market discount) included as income for such period, or (ii) to elect to include such market discount in income as it accrues in which case interest deductions would not be deferred. Market discount will be recognized and taxable to the holder as ordinary income as payments of principal are received on the Contracts to the extent the amount of such payments does not exceed the accrued market discount on such Contracts.

     The Treasury Department has been instructed by Congress to issue regulations providing for the computation of accrued market discount on debt instruments such as the Contracts. Until such time as regulations are issued by the Treasury Department, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or in the ratio that stated interest paid in the relevant accrual period on the Contract bears to the total stated interest on such Contract as of the beginning of such accrued period.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the Contracts will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

STRIPPED BOND CERTIFICATES

     GTFC will be treated as having retained an ownership interest in the Trust represented by a portion of the interest payments to be made pursuant to the Contracts. In such event, the Contracts are likely to be treated as "stripped bonds" within the meaning of Section 1286 of the Code, and Certificates that represent an interest in "stripped bonds" purchased at a discount ("Stripped Bond Certificates") may be subject to the original issue discount rules of the Code rather than to the market discount and premium rules discussed above.

     Original issue discount generally must be included in ordinary gross income as it accrues in accordance with the constant yield method that takes into account the compounding of interest, regardless of the overall method of accounting of a Certificateholder. Such accrual of income may accrue in advance of the receipt of cash attributable to such income. Under rules similar to those provided in Rev. Proc. 91-49 applicable to mortgages secured by real property, a Certificateholder may be required to account for any discount on a Stripped Bond Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Certificate was treated as zero under the original issue discount de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off the Receivables. Certificateholders are advised to consult their tax advisors concerning the application of the original issue discount rules to Stripped Bond Certificates.

GAIN OR LOSS ON DISPOSITION

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for premium and by the amount of principal payments previously received on the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except that gain may be treated in whole or in part as ordinary interest income under the market discount or original issue discount rules of the Code. Under the Code, long-term capital gains (gains on capital assets held for more than one year) are currently taxed at a rate which for some taxpayers is less than the rates applicable to ordinary income.

TAX TREATMENT OF CERTAIN FOREIGN INVESTORS

     Generally, interest paid to a Certificateholder who is a nonresident alien individual or a foreign corporation and who does not hold a Certificate in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Certificateholder will be entitled to receive interest payments on Certificates free of United States federal income tax, provided that such Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Certificateholder is not a United States person and providing the name and address of such Certificateholder.

TAX ADMINISTRATION AND REPORTING

     The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Servicer and such other factual information as the Seller deems necessary to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

BACKUP WITHHOLDING

     Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

OTHER TAX CONSEQUENCES

     No advice has been given as to local income, franchise, personal property or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

     No transfer of Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                    RATINGS

     It is a condition precedent to the issuance of any Certificates offered hereby that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub--categories or gradations indicating relative standing). A security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the principal amount of the Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any Certificates are purchased. In the event of a default by Merrill Lynch, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     The Underwriter proposes to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers of such prices less concessions not to exceed ___% of the Initial Principal Amount. The Underwriter may allow, and such dealers may reallow, concessions not to exceed ___% of the Initial Principal Amount to certain brokers and dealers. [After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter.]

     The Underwriting Agreement provides that the Company will indemnify Merrill Lynch against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Company has agreed that for a period of ____ days from the date of this Prospectus it will not offer or sell publicly any other home improvement loan contract pass-through certificates without the consent of the Underwriter.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Dorsey & Whitney (a partnership including professional associations), Minneapolis, Minnesota. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney.

===============================================================================

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in affairs of the Trust since the date hereof.

                               -----------------

                               TABLE OF CONTENTS

                                   Prospectus

                                                                            Page
                                                                            ----
Reports to Certificateholders..............................................
Available Information......................................................
Incorporation of Certain Documents by Reference............................
Summary of the Terms of the Certificates...................................
Special Considerations.....................................................
Structure of the Transaction...............................................
Use of Proceeds............................................................
The Contracts..............................................................
Yield and Prepayment Considerations........................................
Green Tree Financial Corporation...........................................
Description of the Certificates............................................
Description of FHA Insurance...............................................
Description of the Cash Collateral Account.................................
Certain Legal Aspects of the Contracts; Repurchase Obligations.............
Certain Federal Income Tax Consequences....................................
ERISA Considerations.......................................................
Underwriting...............................................................
Ratings....................................................................
Legal Matters..............................................................
Index of Principal Terms...................................................

===============================================================================

===============================================================================

                                   Green Tree
                             Financial Corporation,
                               Seller and Servicer



                          $____________ (Approximate)

                    Certificates for Home Improvement Loans
                       Home Improvement Loan Trust 1994-A
                             ___% Pass-Through Rate





                               -----------------

                                   PROSPECTUS
                               February    , 1994

                               -----------------



                              MERRILL LYNCH & CO.






===============================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

             SEC registration fee........................  $344.83
             Blue Sky fees and expenses..................     *
             Accountant's fee and expenses...............     *
             Attorney's fees and expenses................     *
             Trustee's fees and expenses.................     *
             Printing and engraving expenses.............     *
             Rating Agency fee...........................     *
             Miscellaneous...............................     *
                                                           -------
                 Total...................................  $  *
                                                           =======

- -----------
  *  To be filed by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith;
(3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to be best interests of the Company, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. In addition,
Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances, upon receipt of a written undertaking by the person to repay all amounts so paid if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective.

     The Company maintains a directors' and officers' insurance policy.

     Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit I.I hereto, the Underwriter will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 16.  EXHIBITS

       Exhibits:

            *1.1  Proposed form of Underwriting Agreement
            *4.1  Form of Pooling and Servicing Agreement
            *4.2  Form of Collateral Cash Account Trust Agreement
            *5.1 Opinion and consent of Dorsey & Whitney as to legality *8.1 Opinion of Dorsey & Whitney as to tax matters
           *23.1  Consent of Dorsey & Whitney (included as part of Exhibit
                  5.1)
            24.1 Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact (included on page II-4)
- --------------
  *  To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on February 3, 1994.

                                       GREEN TREE FINANCIAL CORPORATION


                                       By:       /s/  Lawrence M. Coss
                                           -------------------------------------
                                                      Lawrence M. Coss
                                                  Chairman, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints John W. Brink and Richard G. Evans, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

           Signature                      Title                    Date
           ---------                      -----                    ----
   /s/  Lawrence M. Coss         Chairman of the Board and     February 3, 1994
- -------------------------------    Chief Executive Officer
        Lawrence M. Coss           (Principal Executive
                                   Officer) and Director

   /s/  John W. Brink            Executive Vice President,     February 3, 1994
- -------------------------------    Treasurer and Chief
        John W. Brink              Financial Officer
                                   (Principal Financial
                                   Officer)

   /s/  Robley D. Evans          Vice President and            February 3, 1994
- -------------------------------    Controller (Principal
        Robley D. Evans            Accounting Officer)

  /s/  Richard G. Evans          Director                      February 3, 1994
- -------------------------------
       Richard G. Evans

 /s/  C. Thomas May, Jr.         Director                      February 3, 1994
- -------------------------------
      C. Thomas May, Jr.

     /s/  W. Max McGee           Director                      February 3, 1994
- -------------------------------
          W. Max McGee

  /s/  Robert S. Nickoloff       Director                      February 3, 1994
- -------------------------------
       Robert S. Nickoloff

  /s/  Kenneth S. Roberts        Director                      February 3, 1994
- -------------------------------
       Kenneth S. Roberts

                                      II-3
